Exhibit 5

Isidora Goyenechea 3477, piso 19
Las Condes, Santiago 7550106
Chile

Telephone	(+56-2) 2472-7000
Fax	(+56-2) 2472-7001
Direct Dial	(+56-2) 2472-7007

Santiago, January 30, 2020

The Republic of Chile

Ministry of Finance

Teatinos 120, piso 12

Santiago

Chile

Re.:	€1,269,017,000 aggregate principal amount of the Republic’s 1.250% Notes due 2040
Additional €693,685,000 aggregate principal amount of its 0.830 % Notes due 2031

Ladies and Gentlemen:

We have acted as special Chilean counsel to the Republic of Chile (the “Republic”) in connection with the Republic’s offering, pursuant to registration statement (No. 333-235463) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under Schedule B of the Securities Act of 1933, as amended (the “Securities Act”) of €1,269,017,000 aggregate principal amount of the Republic’s 1.250% Notes due 2040 (the “2040 Notes”) and an additional €693,685,000 aggregate principal amount of the Republic’s 0.830% Notes due 2031 (the “Reopening Notes” and together with the 2040 Notes, the “Notes”) issued pursuant to an indenture dated as of December 12, 2014 (the “Base Indenture”), between the Republic and The Bank of New York Mellon, as trustee (the “Trustee”), as amended and supplemented by the first supplemental indenture dated as of May 27, 2015 (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”). Such Registration Statement, as of December 12, 2019, the date on which the most recent Form 18-K/A was filed as an amendment thereto, insofar as it relates to the Notes (as determined for purposes of Rule 430B(f)(2) under the Securities Act), but excluding the documents incorporated by reference therein, are herein called the “Registration Statement”; the related prospectus dated January 16, 2020, included in the Registration Statement as filed with the Commission, but excluding the documents incorporated by reference therein, is herein called the “Base Prospectus”; the related preliminary prospectus supplement dated January 21, 2020, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Preliminary Prospectus Supplement”; and the related prospectus supplement dated January 21, 2020, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Final Prospectus Supplement”. The Base Prospectus and the Preliminary Prospectus Supplement together are herein called the “Pricing Prospectus” and the Base Prospectus and the Final Prospectus Supplement together are herein called the “Final Prospectus”.

In arriving at the opinion expressed below, we have reviewed the following documents:

a)                           the Registration Statement and the Final Prospectus;

b)                           the Indenture;

c)                            the Authorization executed by the Republic of Chile dated January 29, 2020 (the “Authorization”), pursuant to which the terms of the Notes were established;

d)                           a facsimile copy of the Notes, in global form as executed by Chile and authenticated by the Trustee;

e)                            all the relevant provisions of the Constitution of the Republic of Chile of 1980, as amended (the “Constitution”) and all relevant laws and orders of Chile, including but not limited to the following (copies and translations of which are attached as Exhibit A to this opinion):

(i)               Articles 32, number 6; 63, numbers 7 and 8; and 65, paragraph 4, number 3 of the Constitution;

(ii)            Article 3 of Law No. 21,192 (the “2020 Budget Law”), published in the Official Gazette on December 19, 2020;

(iii)         Articles 45, 46, 47 and 47 bis of Decree Law 1,263 of November 21, 1975, as amended;

(iv)        Decree Law 2,349 of October 13, 1978, as amended; and

(v)           Supreme Decree No. 2,060 dated December 19, 2020 of the Ministry of Finance of the Republic and published in the Official Gazette on January 18, 2020; and

f)                             all such other documents, instruments and rules as we have deemed necessary as a basis for the opinion hereinafter expressed.

We have assumed for purposes of this opinion: (i) that the Trustee has adequate power, authority and legal right to enter into the Indenture, to execute the documents and take the actions to be executed and taken thereunder, including the authentication of the Notes; (ii) the authenticity of all documents examined by us (and the completeness of and conformity to the originals of any copies thereof submitted to us) and the genuineness of all signatures; and (iii) that the Notes and the Indenture, and any other related agreement or document that is stated to be governed by and construed in accordance with New York law, has been duly authorized, executed and delivered pursuant to New York law.

Based on the foregoing and subject to the further assumptions and qualifications set forth below, it is our opinion that under and with respect to the present laws and regulations of Chile, the

Notes have been duly executed and delivered by the Republic and constitute valid and legally binding obligations of the Republic.

In rendering this opinion we have relied, without independent investigation, (i) to the extent this opinion involves any matter of United States Federal and New York law, upon the opinion of Cleary Gottlieb Steen & Hamilton LLP, special U.S. counsel to the Republic, dated as of even date herewith and included as an exhibit to the Amendment No. 7 to the Republic’s Annual Report on Form 18-K/A for the Fiscal Year ended December 31, 2018 (the “Amendment”); and (ii) as to matters of fact, to the extent we have deemed proper, on certificates of officers of the Republic and certificates or other written statements of Chilean officials having custody of relevant documents.

We hereby consent to the filing of this opinion as an exhibit to the Amendment and to the reference to our name under the caption “Validity of the Securities” in the Base Prospectus and “Validity of the Notes” in the Final Prospectus Supplement. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term “expert” as used in the Securities Act, or the rules and regulations of the Commission issued thereunder. We assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinion expressed herein.

Very truly yours,

MORALES & BESA LTDA.

/s/ Guillermo Morales
By: Guillermo Morales, a Partner